UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005
ARCHSTONE-SMITH OPERATING TRUST

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-10272 (Commission File Number)	74-6056896 (I.R.S. Employer Identification No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, including Area Code): (303) 708-5959
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 29, 2005, Archstone-Smith Trust, a Maryland real estate investment trust (the “Trust”), Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Operating Trust”), R&B Realty Group, a California limited partnership (“R&B”), and the identified property partnerships (“Property Partnerships”) entered into a First Amendment (the “First Amendment”) to that certain Master Agreement, dated February 28, 2005 (as amended, the “Master Agreement”), providing for the acquisition, directly or indirectly, by the Operating Trust of up to 30 apartment communities owned, directly or indirectly, by the Property Partnerships.
     The First Amendment provides for the delayed closing of three of the apartment communities and the termination of the Master Agreement with respect to one of the apartment communities. Additionally, the First Amendment provides for the escrow of certain Class B Units (defined below) to be delivered to R&B upon the delayed closing of those apartment communities and further provides for the clarification of certain other matters in the Master Agreement. The foregoing description is qualified in its entirety by reference to the text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On July 29, 2005, the Trust and the Operating Trust closed the first round of apartment community acquisitions from the Property Partnerships (the “Closing”), comprising 25 communities, 8,228 units, and a total expected investment of approximately $1.1 billion (consisting of approximately $243 million in cash, approximately $567 million in the assumption and repayment of debt on the apartment communities, the issuance of approximately 8.85 million Class B Units (defined below) and 1,000 Series N Units (defined below)). In total, the Trust expects to acquire 36 communities from Oakwood; with the remaining communities, representing 4,548 units and a total expected investment of $412.0 million, anticipated to close later this year or during 2006 in accordance with the Master Agreement. The press release announcing the closing of the transaction contains a portfolio summary which provides an overview of the acquired apartment communities. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
     On July 29, 2005, the Operating Trust issued approximately 8.85 million (subject to adjustment for various post-closing matters) Class B units of beneficial interest, par value $0.01 per unit (the “Class B Units”), of the Operating Trust (which Class B Units are convertible automatically into Class A-1 units of beneficial interest, par value $0.01 per unit (the “Class A-1 Units”), of the Operating Trust following the record date for the quarterly distribution with respect to the quarter in which such Class B Units are issued) to the Property Partnerships and certain of their respective partners or members in the Closing. The issuance of the Class B Units issued in the Closing was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the provisions of Regulation D promulgated under the Securities Act. The Class B Units were issued in accordance with the terms of the Master Agreement in partial consideration of the approximately $1.1 billion of apartment communities described above in Item 2.01. The Class A-1 Units into which the Class B Units are automatically converted may be redeemed by a holder thereof in exchange for cash. Upon any such redemption, the Trust, as the sole trustee of the Operating Trust, may elect, in lieu of such redemption, to acquire the Class A-1 Units in exchange for common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Trust, in an amount determined in accordance with the Operating Trust’s Amended and Restated Declaration of Trust, as amended and supplemented.
     On July 29, 2005, the Operating Trust issued 300 Series N-1 Units (defined below) and 700 Series N-2 Units (defined below) to one of the Property Partnerships in the Closing. The issuance of the Series N Units (defined below) was exempt from the registration requirements of the Securities Act in accordance with the provisions of Regulation D promulgated under the Securities Act. The Series N Units were issued in accordance with the terms of the Master Agreement in partial consideration of one of the approximately $1.1 billion of apartment communities described above in Item 2.01. The Series N Preferred Unit may be converted into Class A-1 Units by the holder thereof in an amount determined in accordance with the Articles Supplementary (defined below), and such Class A-1 Units may be redeemed by a holder thereof in exchange for cash. Upon any such redemption, the

Trust, as the sole trustee of the Operating Trust, may elect, in lieu of such redemption, to acquire the Class A-1 Units in exchange for Common Shares in an amount determined in accordance with the Operating Trust’s Amended and Restated Declaration of Trust, as amended and supplemented.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On July 27, 2005, the Operating Trust designated two series of its preferred units of beneficial interest as the Series N-1 Preferred Units of Beneficial Interest, par value $0.01 per unit (the “Series N-1 Units”), and the Series N-2 Preferred Units of Beneficial Interest, par value $0.01 per unit (the “Series N-2 Units”; and collectively with the Series N-1 Units, the “Series N Preferred Units”), pursuant to Articles Supplementary filed on that date with the Maryland Department of Assessments and Taxation (the “Articles Supplementary”), which supplement and amend the Operating Trust’s Amended and Restated Declaration of Trust, as amended and supplemented. The Articles Supplementary designating the Series N Preferred Units are filed as Exhibit 3.1 to this Form 8-K and are incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Exhibits.

Exhibit 3.1	Articles Supplementary designating Series N-1 Preferred Units of Beneficial Interest and Series N-2 Preferred Units of Beneficial Interest

Exhibit 10.1	First Amendment to Master Agreement by and among Archstone-Smith Trust, a Maryland real estate investment trust, Archstone-Smith Operating Trust, a Maryland real estate investment trust, R&B Realty Group, a California limited partnership and the Property Partnerships identified on the signature pages thereto dated as of July 29, 2005

Exhibit 99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST
	By:	/s/ Thomas S. Reif
Dated: August 2, 2005		Name:	Thomas S. Reif
		Title:	Group Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles Supplementary designating Series N-1 Preferred Units of Beneficial Interest and Series N-2 Preferred Units of Beneficial Interest

10.1	First Amendment to Master Agreement by and among Archstone-Smith Trust, a Maryland real estate investment trust, Archstone-Smith Operating Trust, a Maryland real estate investment trust, R&B Realty Group, a California limited partnership and the Property Partnerships identified on the signature pages thereto dated as of July 29, 2005

99.1	Press Release